As filed with the Securities and Exchange Commission on March 13, 2009

Registration No. 333-124894

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Panacos Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3238476
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

134 Coolidge Avenue Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

Copies to:
Alan W. Dunton, M.D. President and Chief Executive Officer	Megan N. Gates, Esq.
Panacos Pharmaceuticals, Inc.	Mintz, Levin, Ferris, Glovsky & Popeo, P.C.
134 Coolidge Avenue	One Financial Center
Watertown, Massachusetts 02472	Boston, MA 02111
(617) 926-1551	(617) 542-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Not Applicable

(Approximate date of commencement of proposed sale to the public)

DEREGISTRATION OF UNSOLD SECURITIES

On May 13, 2005, Panacos Pharmaceuticals, Inc., formerly known as V.I. Technologies, Inc. (the “Company”), filed a Registration Statement on Form S-3, as amended (File No. 333-124894) (the “Registration Statement”), to register up to $50,000,000 of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and warrants. This offering has been terminated because the Company intends to deregister its Common Stock under the Securities Exchange Act of 1934, as amended. Consequently, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts on March 13, 2009.

PANACOS PHARMACEUTICALS, INC.

/s/ Alan W. Dunton, M.D.
Alan W. Dunton, M.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan W. Dunton, M.D. Alan W. Dunton, M.D.	President and Chief Executive Officer and Director	March 13, 2009

/s/ Robert B. Pelletier, CPA, MBA Robert B. Pelletier, CPA, MBA	Vice President of Finance and Principal Accounting Officer	March 13, 2009

/s/ Laurent Fischer, M.D. Laurent Fischer, M.D.	Director	March 13, 2009

/s/ Jeremy Hayward-Surry Jeremy Hayward-Surry	Director	March 13, 2009